As filed with the Securities and Exchange Commission on October 5, 2009

                                                     Registration No. 333-159993

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            MARINE EXPLORATION, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)


                Colorado                                   91-1890338
-----------------------------------------        -------------------------------
(State or Jurisdiction of Incorporation                 (I.R.S. Employer
            or Organization)                         Identification Number)

                         535 Sixteenth Street, Suite 820
                             Denver, Colorado 80202
               -------------------------------------------------
                    (Address of principal executive offices)


                                 (303) 459-2485
                ------------------------------------------------
                (Issuer's telephone number, Including Area Code)


            2009 MARINE EXPLORATION, INC. STOCK OPTION AND AWARD PLAN
                              (Full title of Plan)

                             Paul Enright, President
                            Marine Exploration, Inc.
                         535 Sixteenth Street, Suite 820
                             Denver, Colorado 80202
                                 (303) 459-2485
            (Name, address and telephone number of agent for service)


                        COPIES OF ALL COMMUNICATIONS TO:

                               Michael A. Littman
                                 Attorney at Law
                                7609 Ralston Road
                                Arvada, CO 80002

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check One).

Large accelerated filer        [___]          Accelerated filer            [___]

Non-accelerated filer          [___]          Smaller reporting company    [_X_]
(Do not check if a smaller
reporting company)

                                 CALCULATION OF REGISTRATION FEE

  Title of Each Class of       Amount To Be         Proposed Maximum           Proposed Maximum          Amount of
Securities To Be Registered   Registered (1)    Offering Price Per Unit    Aggregate Offering Price    Registration
                                                                                     (2)                    Fee
---------------------------- ------------------ ------------------------- --------------------------- ----------------

       Common Stock               72,223                  .09                      6,500.07                 .70 (3)


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices of the Company's common stock as reported within five business days prior to the date of this filing.

(3) The applicable registration fees were paid at the time of the original filing of the Registration Statement.

                                EXPLANATORY NOTE

This Post-Effective Amendment No. 1 Registration Statement on Form S-8 is being filed to include a copy of Exhibit 10.1, the 2009 Marine Exploration, Inc. Stock Option Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement, but will be provided as may be required under Rule 428(b)(1) of the Securities Act of 1933.

Individual agreements with the Employees which provide for the payment for services rendered in shares of the common stock of the Company, in lieu of cash, have been attached to the Post-Effective Amendment No. 1 to Form S-8
Registration Statement as Exhibits. These documents and the documents incorporated by reference in this amended Registration Statement pursuant to
Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


a.   General Plan Information

     1.   2009 Stock Award Plan

     2. Nature and purpose of the Plan is to provide stock compensation to employees and consultants of the Company.

     3. The Plan is not subject to Employee Retirement Income Security Act of 1974.

     4.   Additional information can be obtained by contacting:

                  Paul Enright, President
                  Marine Exploration, Inc.
                  535 Sixteenth Street, Suite 820
                  Denver, Colorado 80202
                  (303) 459-2485

     The Plan does not have a Plan Administrator and the Plan does not invest.

b.       Securities to be Offered

This amended Registration Statement on Form S-8 registers for resale 72,223 shares of common stock, $.001 par value per share ("Common Stock") of Marine Exploration, Inc. (the "Company").


                  Title: Common Stock
                  Amount: 72,223 shares to be issued to consultant-attorney
                          pursuant to Plan.

TOTAL - 72,223 shares to be offered, of which 72,223 shares are issued to consultant-attorney.

2009 Stock Award Plan
---------------------

The Company's Board of Directors has not yet approved grants of any shares to Directors/Officers and Employees of the Company to date.

Consultant Stock Under Plan
---------------------------

The Company has agreed to issue shares under a Consulting Fee Agreement for legal services between the Company and the individual listed below for legal services rendered in litigation matters, in the ordinary course of business, not including mergers, fundraising or stock promotions.

                                                 Number of
                                               Shares to be
                  Name                            Granted
                  ----                            -------
               John Schlie                        72,223


         The stock is registered under Section 12g of the Exchange Act.

c.       Employees Who May Participate in the Plan

         All employees to Company may participate while employed with the Company and/or any subsidiaries of the Company.

d.       Purchase of Securities Pursuant to the Plan and Payment for  Securities
Offered

     1. Participation is allowed in the 2009 fiscal year at the market price per share, in amounts to be set by the Board of Directors.

     2. Payment for the securities purchased may only be in cash or through services.

     3. Employees are not required to contribute to the Plan.

     4. Employees and the registrant are not required to contribute to the Plan.

     5. Reports are not made to employees participating in the Plan, since the Plan does not hold assets for employees' accounts.

     6. Securities will not be purchased for the Plan in either the open market or through private transactions.

e.       Resale Restrictions

         There are no resale restrictions on plan participants, except in the event the participant is an officer, director or affiliate, or in the event that the Plan contains a repurchase right of issuer, for any stock, or options, as a pre-condition of resale.

f.       Tax Effects of Plan Participation

         Participants will be taxed upon any shares issued for services provided or for awards. Participants will not be taxable on stock options issued to employees at the market price on date of grant.

g.       Investment of Funds

         No assets are held under the Plan.

h.       Withdrawal from the Plan; Assignment of Interest

         1. Employees may refuse to accept compensation or options.

         2. No assignment of an interest in the Plan is possible. However, stock or options received under the Plan may be assigned, subject to the terms of the Plan, including the Right to Repurchase as defined therein.

         3. Not applicable.

i.       Forfeitures and Penalties

         Except as otherwise determined by the Plan Administrator, at the time of the Award, upon termination of a Participant's continuous service during the applicable restriction period, the Participant's Restricted Stock, that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Plan Administrator may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock.

j.       Charges and Deductions and Liens Therefore

         Not applicable.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The document(s) containing the information specified in Part I of this Post-Effective Amendment No. 1 on Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously or concurrently filed by the Company with the Commission are hereby incorporated by reference into this Amended Registration Statement:

         (a) The Annual Report on Form 10-K of Marine Exploration, Inc. for the fiscal year ended June 30, 2009 filed on September 28, 2009 under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

         (b) All reports filed by the Company pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 30, 2009.

         (c) The description of the common shares issued by the Company in Registration Statement #333-143614 and any amendment or report filed for the purpose of updating such description under Registration Statement #333-143614.

         All of the above documents and documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Post-Effective Amendment No. 1 on Form S-8 Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Form S-8 Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Form S-8 Registration Statement.

         All documents incorporated by reference herein will be made available to all participants without charge, upon written or oral request. Other documents required to be delivered to participants pursuant to Rule 428(b)(1) under the Securities Act of 1933 are also available without charge, upon written or oral request. All requests for documents shall be directed to:

                  Paul Enright, President
                  Marine Exploration, Inc.
                  535 Sixteenth Street, Suite 820
                  Denver, Colorado 80202
                  (303) 459-2485

ITEM 4. DESCRIPTION OF SECURITIES

         The description of the common shares issued by the Company in its Registration Statement #333-143614, and any amendment or report filed for the purpose of updating such description under Registration Statement #333-143614.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the securities being registered hereunder will be passed on for the Company by M.A. Littman, Attorney at Law, of Arvada, Colorado. He is an independent attorney and has no interest in the issuance registered hereby.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Colorado Revised Statutes provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at our request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The Company, pursuant to its bylaws, will provide indemnification with its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by the Colorado Revised Statutes, subject to certain exceptions as well as certain additional procedural protections. In addition, the indemnification provides generally that the Company will advance expenses incurred by directors and executives officers in any action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

         The indemnification provisions in the bylaws may permit indemnification for liabilities arising under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Securities and Exchange Commission has opined that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8. EXHIBITS

         See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS

         (a) The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be selected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration" table in the effective registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to the Exchange Act that are incorporated by reference into the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                   (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and, is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (c) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Post-Effective Amendment No. 1 to Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, Colorado on October 5, 2009.

Marine Exploration, Inc.


By: /s/ Paul Enright
 ---------------------------------------
Paul Enright, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 5, 2009. Each person whose signature to the Registration Statement appears below hereby appoints Miguel Thomas Gonzalez as such person's attorney-in-fact with full power to act alone, with full power of substitution or re-substitution, for such person and in such person's name, place and stead, in any and all capacities to sign on such person's behalf, individually and in the capacities stated below, and to file any and all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.

/s/ Paul D. Enright
---------------------------------------------------------------------
Paul D. Enright, President


/s/ Mark Goldberg
---------------------------------------------------------------------
Mark Goldberg, Chief Executive Officer


/s/ Miguel Thomas Gonzalez
---------------------------------------------------------------------
Miguel Thomas Gonzalez, Secretary


The Plan

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on October 5, 2009.

Marine Exploration, Inc. 2009 Stock Option and Award Plan
---------------------------------------------------------
(Plan)


By: /s/ Paul Enright
    --------------------------------------
Name and Title: Paul Enright, President

                            MARINE EXPLORATION, INC.
                                  EXHIBIT INDEX
                                       TO
                       POST-EFFECTIVE AMENDMENT NO. 1 ON
                         FORM S-8 REGISTRATION STATEMENT




EXHIBIT  EXHIBIT
NUMBER   DESCRIPTION
-------  ------------------------------------------------
5.1      Opinion of Michael A. Littman, Attorney at Law
10.1     2009 Marine Exploration, Inc. Stock Option Plan
23.1     Consent of Ronald R. Chadwick, P.C.
23.2     Consent of Michael A. Littman, Attorney at Law
         (as contained in Exhibit 5.1)